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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 2000 relating to the financial statements of White Electronic Designs Corporation, which appear in White Electronic Designs Corporation's Annual Report on Form 10-K for the year ended September 30, 2000.



Phoenix, Arizona
May 7, 2001